UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2015

(Date of Report - date of earliest event reported)

Tekmira Pharmaceuticals Corporation

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada		V5J 5J8
(Address of Principal Executive Offices)		(Zip Code)

(604) 419-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to Form 8-K is being filed in order to amend and restate Item 9.01 to the Form 8-K of Tekmira Pharmaceuticals Corporation (“Tekmira”) filed on March 4, 2015 (the “Original Filing”), and is being filed in order to (i) provide clarification as to the location of certain previously filed financial information with respect to our completed business combination with OnCore Biopharma, Inc., and (ii) voluntarily file certain other financial statements and consents. Except as expressly set forth in this amendment, no revisions to the Original Filing have been made and the Original Filing remains in effect.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

The historical financial statements of OnCore Biopharma, Inc. required to be filed under this Item have previously been filed as part of Tekmira’s definitive proxy statement on Schedule 14A filed on February 4, 2015.

In addition, audited annual financial statements of OnCore Biopharma, Inc. for the fiscal year ended December 31, 2014, together with the notes thereto and auditor’s report thereon, are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(b)	Pro forma financial information.

The pro forma financial information required to be filed under this Item has previously been filed as part of Tekmira’s definitive proxy statement on Schedule 14A filed on February 4, 2015.

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description

3.1*	Amendment to the Articles of Tekmira Pharmaceuticals Corporation, dated March 4, 2014

23.1	Consent of Grant Thornton LLP

23.2	Consent of Grant Thornton LLP

99.1*	Press Release, dated March 3, 2015

99.2	Audited Annual Financial Statements of OnCore Biopharma, Inc. for the fiscal year ended December 31, 2014, together with the notes thereto and the auditor’s report thereon

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2015

TEKMIRA PHARMACEUTICALS CORPORATION

By:	/s/ Bruce G. Cousins
	Name:	Bruce G. Cousins
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amendment to the Articles of Tekmira Pharmaceuticals Corporation, dated March 4, 2014

23.1	Consent of Grant Thornton LLP

23.2	Consent of Grant Thornton LLP

99.1*	Press Release, dated March 3, 2015

99.2	Audited Annual Financial Statements of OnCore Biopharma, Inc. for the fiscal year ended December 31, 2014, together with the notes thereto and the auditor’s report thereon

*	Previously filed.